UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2008

UNISOURCE ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

(An Arizona Corporation)	1-13739	86-0786732
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Church Avenue, Suite 100 Tucson, AZ	85701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 571-4000

(Former name or former address if changed since last report.)

TUCSON ELECTRIC POWER COMPANY
(Exact name of registrant as specified in its charter)

(An Arizona Corporation)	1-5924	86-0062700
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Church Avenue, Suite 100 Tucson, AZ	85701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 571-4000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events.

TEP General Rate Case Proceeding

On November 25, 2008, the Arizona Corporation Commission (ACC) voted to approve, with certain modifications, the recommended order of the ACC administrative law judge (ALJ) in connection with Tucson Electric Power Company’s (TEP) general rate case proceeding.

The ACC approved the Proposed 2008 Settlement Agreement, which includes an average base retail rate increase of approximately 6% and a Purchased Power and Fuel Adjustment Clause (PPFAC). Based on current market prices, TEP estimates the PPFAC charge could increase average residential customers’ bills by another 3 to 4 percent in 2009. However, the ACC order requires TEP to credit any Fixed CTC true-up revenues (estimated to be approximately $59 million collected from May 2008 to November 30, 2008) to customers through the PPFAC. TEP expects the PPFAC charge to be zero until the Fixed CTC true-up revenues are fully credited over the next 12 to 24 months beginning April 2009.

The ACC ordered the new rates to become effective December 1, 2008.

The ACC order requires rates for TEP’s generation service to be based on a cost-of-service methodology. As of December 2008, TEP will be subject to the accounting provisions of FAS 71 for its generation operations, which among other things, would cause TEP to record additional assets and recognize income of $11 million related to the Implementation Cost Recovery Asset (ICRA) and the San Juan coal costs (see below). As TEP applies the provisions of FAS 71, other year-end adjustments may be required.

Terms of the ACC Order include:

Base Rate Increase

A base rate increase of approximately 6% over TEP’s current average retail rate of 8.4 cents per kilowatt-hour (kWh) will become effective December 1, 2008. The increase is based on an increase in test year revenues of approximately $47 million, which would increase TEP’s 2006 test year retail base revenues from approximately $781 million to $828 million. The average cost of fuel and purchased power embedded in base rates will be approximately 2.9 cents per kWh.

Purchased Power and Fuel Adjustment Clause

The PPFAC will be effective starting January 1, 2009. The PPFAC allows recovery of fuel and purchased power costs, including demand charges and the prudent costs of contracts for hedging fuel and purchased power costs. The PPFAC will consist of a forward component and a true-up component.

•	The forward component will be updated on April 1 of each year, starting in 2009. The forward component will be based on the forecasted fuel and purchased power costs for the 12-month period from April 1 to March 31, less the base cost of fuel and purchased power of 2.9 cents per kWh, which is embedded in base rates.

•	The true-up component will reconcile any over/under collected amounts from the preceding 12 month period and will be credited to or recovered from customers in the subsequent year.

TEP will credit the following against the PPFAC: 100% of short-term wholesale revenues and 50% of the revenues from the sales of sulfur dioxide (SO2) emission allowances.

Ratemaking Methodology for Generation Assets

Rates for generation service, including Springerville Unit 1 (SGS 1) and the Luna Energy Facility (Luna), will be based on a cost-of-service methodology. For any rates in effect after 2012, all generation assets acquired by TEP after December 31, 2006 but before December 31, 2012 shall be included in TEP’s rate base at their respective original depreciated cost, subject to subsequent review and approval by the ACC in future rate cases or other regulatory proceedings.

SGS 1 non-fuel costs will be recovered at $25.67 per kilowatt (kW) per month. Luna will be included in TEP’s original cost rate base at its net book value of $48 million as of December 31, 2006.

Cost of Capital

TEP’s capital structure for ratemaking purposes will be comprised of 57.5% debt and 42.5% common equity. TEP’s allowed return on equity will be 10.25% and the embedded cost of debt will be 6.38% for ratemaking purposes.

Depreciation and Net Negative Salvage

On December 1, 2008, TEP will implement new depreciation rates that include a component for net negative salvage value for all generation assets except Luna and new depreciation rates for distribution and general plant assets that will extend the depreciable lives of these assets. The new depreciation rates will result in an increase in depreciation expense of approximately $11 million per year, based on a 2006 test year.

Implementation Cost Recovery Asset and Coal Costs

TEP’s original cost rate base will include an Implementation Cost Recovery Asset (ICRA) of $14 million to reflect costs incurred by TEP to transition to competition under TEP’s Settlement Agreement approved by the ACC in November 1999 (1999 Settlement Agreement). For ratemaking purposes, the ICRA will be amortized over a four-year period.

Through the base rate increase, TEP will recover, over a nine-year period, approximately $9 million of costs related to the buy down of a coal contract for the San Juan Generating Station.

Renewable Energy and Demand-Side Management Adjustors

TEP will also collect two surchages from retail customers to fund energy efficiency and renewable energy programs.

The Renewable Energy Standard Tariff (REST) adjustor mechanism was approved by the ACC in April 2008.

A demand-side management (DSM) adjustor mechanism will provide initial funding of $6 million for DSM programs. TEP will file for ACC approval to reset the DSM adjustor rate by April 1 of each year.

Base Rate Increase Moratorium

TEP’s base rates will be frozen through December 31, 2012. TEP will be prohibited from submitting a base rate application before June 30, 2012. The test year to be used in TEP’s next base rate application must be no earlier than December 31, 2011.

Notwithstanding the rate increase moratorium, base rates and adjustor mechanisms may be changed in emergency conditions which are beyond TEP’s control if the ACC concludes such changes are required to protect the public interest. The moratorium does not preclude TEP from seeking rate relief in the event of the imposition of a federal carbon tax or related federal carbon regulations.

1999 Settlement Agreement

Upon the ACC’s issuance of a final, non-appealable order approving the 2008 Proposed Settlement Agreement, TEP and all the parties to the 2008 Proposed Settlement Agreement shall forego all claims related to the 1999 Settlement Agreement and the ACC order adopting the 1999 Settlement Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 26, 2008	UNISOURCE ENERGY CORPORATION (Registrant)
/s/ Kevin P. Larson
Senior Vice President and Chief Financial Officer

Date: November 26, 2008	TUCSON ELECTRIC POWER COMPANY (Registrant)
/s/ Kevin P. Larson
Senior Vice President and Chief Financial Officer